As filed with the Securities and Exchange Commission on May 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R1 RCM Inc.

(Exact name of registrant as specified in its charter)

Delaware	02-0698101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North Michigan Avenue

Chicago, Illinois 60611

(312) 324-7820

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Sean Radcliffe

Executive Vice President and General Counsel

401 North Michigan Avenue

Chicago, Illinois 60611

(312) 324-7820

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Hayward, P.C.

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share	60,500,000	$25.47	$1,540,935,000	$168,116.01

(1)

Represents (i) 60,000,000 shares of common stock issuable upon exercise of a warrant held by a selling stockholder and (ii) 500,000 shares of common stock held by a selling stockholder. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the registrant’s common stock on May 24, 2021, as reported on the NASDAQ Stock Market.

PROSPECTUS

R1 RCM Inc.

60,500,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 60,500,000 shares of our common stock, par value $0.01 per share. 60,000,000 shares are issuable upon exercise of the outstanding warrant which entitles the holder thereof to purchase an aggregate of 60,000,000 shares of our common stock at an exercise price of $3.50 per share, subject to certain adjustments. In connection with the exercise of the warrant, the holder thereof may elect, in such holder’s sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which such holder will not be required to pay cash for shares of common stock issuable upon exercise of the warrant, but will instead receive fewer shares of common stock.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

Our common stock is traded on the NASDAQ under the symbol “RCM.” On May 24, 2021, the last reported sale price of our common stock on the NASDAQ was $25.29.

Investing in our common stock involves a high degree of risk. Please review the information under the heading “Risk Factors” on page 3 of this prospectus and in any documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may sell, from time to time, the shares of our common stock registered hereby in one or more offerings. If required in connection with an offering hereunder, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” and the “Company” and similar references refer to R1 RCM Inc. and its subsidiaries.

COMPANY OVERVIEW

R1 RCM Inc. is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. Our services help healthcare providers generate sustainable improvements in their operating margins and cash flows while also enhancing patient, physician, and staff satisfaction for our customers.

We achieve these results for our customers by managing healthcare providers’ revenue cycle operations, which encompass processes including patient registration, insurance and benefit verification, medical treatment documentation and coding, bill preparation, and collections from patients and payers. We do so by deploying a unique operating model that leverages our extensive healthcare site experience, innovative technology, and process excellence. We assist our revenue cycle management (RCM) customers in managing their revenue cycle operating costs, while simultaneously increasing the portion of the maximum potential services revenue they receive. Together, these benefits can generate significant and sustainable improvements in operating margins and cash flows for our customers.

We were incorporated in Delaware in 2003 as Healthcare Services, Inc. and were named Healthcare Services, Inc. from July 2003 until August 2009 when we changed our name to Accretive Health, Inc. We operated under the name Accretive Health until January 5, 2017, when we changed our name to R1 RCM Inc. Our principal executive offices are located at 401 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 324-7820.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated by reference herein, together with the information in this prospectus and any other information incorporated by reference into this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws that involve substantial risks and uncertainties. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully deliver on our commitments to our customers, our ability to deploy new business as planned, our ability to successfully implement new technologies, our future financial performance and our liquidity. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	our ability to retain existing customers or acquire new customers;

•	our ability to manage our operations effectively;

•	the development of markets for our RCM service offering;

•	our ability to maintain profitability;

•	variability in the lead time of prospective customers;

•	competition within the market;

•	breaches or failures of our information security measures or unauthorized access to a customer’s data;

•	delayed or unsuccessful implementation of our technologies or services, or unexpected implementation costs;

•	disruptions in or damages to our global business services centers and third-party operated data centers;

•	the impact of the novel coronavirus (“COVID-19”) pandemic on our business, operating results, and financial condition;

•	risks related to our indebtedness;

•	the loss of key personnel;

•	our ability to integrate our customers’ revenue cycle management employees;

•	fluctuations in our results of operations or cash flows;

•	our potential liability resulting from future errors;

•	negative perceptions of the collection of medical co-pays and other payments from patients;

•	negative perceptions of offshore outsourcing and proposed legislation related thereto;

•	the impact of litigation;

•	our legal responsibility for obligations related to our customers’ employees;

•	our dependence on the Amended and Restated Master Professional Services Agreement with Ascension Health Alliance;

•	our ability to realize the anticipated benefits of acquisitions, strategic initiatives, and other investments;

•	our ability to comply with healthcare laws and regulations;

•	developments in the healthcare industry, including national healthcare reform;

•	our ability to comply with information privacy laws;

•	our ability to comply with debt collection and other consumer protection laws and regulations;

•	our ability to protect our intellectual property;

•	our ability to close the acquisition of and integrate the VisitPay business as planned and to realize the expected benefits of the acquisition; and

•	other factors set forth in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and in Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q.

The forward-looking statements included or incorporated by reference in this prospectus represent our views as of the date of this prospectus. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from any sale. We have agreed to pay certain expenses in connection with the registration of common stock being offered by the selling stockholders.

SELLING STOCKHOLDERS

On February 16, 2016, we issued to TCP-ASC ACHI Series LLLP (“TCP-ASC”), a limited liability limited partnership jointly owned by Ascension Health Alliance (“Ascension”) and investment funds affiliated with TowerBrook Capital Partners (“TowerBrook”): (i) 200,000 shares of our 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for an aggregate price of $200 million and (ii) a warrant with a term of ten years to acquire up to 60,000,000 shares of our common stock, par value $0.01 per share, at an exercise price of $3.50 per share, on the terms and subject to the conditions set forth in the Warrant Agreement (the “Warrant”). The Series A Preferred Stock was converted into shares of common stock on January 15, 2021. The registration statement of which this prospectus forms a part registers the resale by TCP-ASC of up to 60,000,000 shares of common stock issuable upon exercise of the warrant.

Joseph Flanagan has served as a director and President and Chief Executive Officer of the Company since May 2016. As of May 21, 2021, Mr. Flanagan owned 2,981,799 shares of our common stock. The registration statement of which this prospectus forms a part registers the sale of 500,000 shares of common stock by Mr. Flanagan.

Additional information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The selling stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the NASDAQ or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the terms of the offering;

•	the names of any underwriters of agents;

•	the names of any managing underwriter or underwriters;

•	the name or names of any selling stockholder;

•	the purchase price of the shares of common stock;

•	the net proceeds from the sale of the shares of common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•	any initial price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from the selling stockholders. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholders in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

The selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholder, on one hand, and the underwriters or agents, on the other. If the selling stockholders engage in at-the-market sales pursuant to any such agreement, the selling stockholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholders, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms of our Restated Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws (the “Bylaws”). The following description may not contain all of the information that is important to you. To understand the material terms of our common stock, you should read our Charter and Bylaws, copies of which have been filed with the SEC as exhibits to the registration statement, of which this prospectus is a part.

General

Under the Charter, the Company is authorized to issue 500 million shares of common stock, par value $0.01 per share (the “common stock”), and 5 million shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

Dividend Rights

Subject to the rights of holders of any then outstanding preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available for this purpose.

The Company does not currently pay quarterly cash dividends on shares of common stock. The payment of dividends in the future, if any, will be at the discretion of the Company’s board of directors and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the Company’s board of directors may deem to be relevant.

Liquidation Rights

Subject to the rights of any then outstanding preferred stock, which ranks senior to the common stock, in the event of a liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company legally available for distribution to stockholders.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to common stock.

Anti-Takeover Effects of Delaware Law and the Company’s Charter and Bylaws

Delaware law, the Charter and the Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s board of directors.

Board of Directors; Removal of Directors

The Charter and the Bylaws provide that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast in an election of directors. Any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office, although less than a quorum. At each annual meeting, the entire board will stand for election for a one-year term. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Stockholder Action by Written Consent; Special Meetings

The Charter provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The Charter and the Bylaws also provide that, except as otherwise required by law, special meetings of the Company’s stockholders can only be called by the Company’s chairman of the board, chief executive officer or board of directors.

Advance Notice Requirements for Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting. This written notice must contain certain information specified in the Bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of the Company’s outstanding voting securities.

Delaware Business Combination Statute

The Company is subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Company’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the Company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Company’s board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all the Company’s stockholders would be entitled to cast in any election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all the Company’s stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of the Charter described above under “—Board of Directors; Removal of Directors” and “—Stockholder Action by Written Consent; Special Meetings”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, LLC.

Exchange Listing

The common stock is listed on the NASDAQ Stock Market under the symbol “RCM.”

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of R1 RCM Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of SCI Solutions, Inc. (“SCI”) and the RevWorks services business (“RevWorks”), (collectively, “SCI and RevWorks”) excluded from the scope of management’s assessment), have been incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accountants, as set forth in their reports thereon, which as to the report on the effectiveness of R1 RCM Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of SCI and RevWorks excluded from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•

our Annual Report on Form 10-K for the year ended December  31, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2021 that are specifically incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•

our Current Reports on Form 8-K filed on January  6, 2021, January  15, 2021, January  20, 2021, February  26, 2021, March  25, 2021, April  19, 2021, May  4, 2021 (with respect to Item 1.01 only) and May 21, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 14, 2017, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing us at:

R1 RCM Inc.

401 North Michigan Avenue

Chicago, Illinois 60611

Attn: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

SEC registration fee	$168,116
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Printing and miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation will provide for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Charter provides that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Charter or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We will maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-162186) filed on April 26, 2010).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-162186) filed on April 26, 2010).

3.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34746) filed on August 20, 2015).

3.4	Amendment No.1 to the Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-34746) filed on August 20, 2015).

3.5	Certificate of Designations of the Registrant’s 8.00% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-34746) filed on March 10, 2016).

3.6	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34746) filed on January 5, 2017).

3.7	Certificate of Amendment to Certificate of Designation of 8.00% Series A Convertible Preferred Stock, Par Value $0.01 per Share, of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-34746) filed on January 5, 2017).

3.8	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K (File No. 001-34746) filed on January 5, 2017).

3.9	Certificate of Elimination of 8.00% Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-k (File No. 001-34746) filed on January 20, 2021).

3.10	Amendment No. 3 to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34746) filed on February 26, 2021).

4.1	Warrant, dated as of February 16, 2016, by and between the Registrant and TCP-ASC ACHI Series LLLP (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-34746) filed on May 10, 2016).

4.2	Registration Rights Agreement, dated as of February 16, 2016, by and between the Registrant and TCP-ASC ACHI Series LLLP (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-34746) filed on May 10, 2016).

4.3	Amended and Restated Registration Rights Agreement among the Registrant, IHC Health Services, Inc. and TCP-ASC ACHI Series LLLP dated as of January 23, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-34746) filed on January 24, 2018).

4.4	Joinder and Amendment to the Amended and Restated Registration Rights Agreement, dated as of January 23, 2018, by and among the Registrant, TCP-ASC ACHI Series LLLP, and Shared Business Services, LLC (incorporated by reference to Exhibit 10.70 to Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-34756) filed on February 18, 2021).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to this registration statement).

*	To be filed by amendment pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 25, 2021.

R1 RCM Inc.

By:	/s/ Joseph Flanagan
	Name:	Joseph Flanagan
	Title:	President and Chief Executive Officer

***

Power of Attorney

The undersigned directors and officers of R1 RCM Inc. hereby appoint each of Rachel Wilson and M. Sean Radcliffe as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 25, 2021.

Signature	Title

/s/ Joseph Flanagan Joseph Flanagan	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Rachel Wilson Rachel Wilson	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Richard B. Evans, Jr. Richard B. Evans, Jr.	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ David M. Dill David M. Dill	Director

/s/ Michael C. Feiner Michael C. Feiner	Director

/s/ John B. Henneman III John B. Henneman III	Director

/s/ Alex J. Mandl Alex J. Mandl	Lead Director

/s/ Neal Moszkowski Neal Moszkowski	Director

/s/ Ian Sacks Ian Sacks	Director

/s/ Jill Smith Jill Smith	Director

/s/ Anthony J. Speranzo Anthony J. Speranzo	Director

/s/ Anthony R. Tersigni Anthony R. Tersigni	Director

/s/ Albert R. Zimmerli Albert R. Zimmerli	Director